EXHIBIT 10.42E

Clean Harbors, Inc.

Restricted Stock Award Agreement

Employee:

Number of Shares:

Date of Award:

Vesting Start Date:

THIS AGREEMENT (the “Agreement”) is made as of the date set forth above between Clean Harbors, Inc., a Massachusetts corporation (the “Company”), and the above-referenced employee (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows.

1.                 Issuance of Shares and Vesting.

Concurrently with the execution hereof, the Company hereby grants to the Participant             shares of Common Stock, par value $.01 per share, of the Company (the “Shares”) an award of Restricted Stock pursuant to the terms of the Company’s 2000 Stock Incentive Plan, as amended (the “Plan”),  which is incorporated herein in its entirety by this reference (and any capitalized terms that are not defined herein shall have the meaning ascribed to such term in the Plan). The Participant hereby accepts the award and agrees to acquire and hold the Shares subject to the terms and provisions set forth in the Plan and the additional terms and provisions contained herein. The Company will promptly issue a certificate or certificates registered in the Participant’s name representing the Shares, with such certificates to be held in escrow in accordance with the terms of Section 3 hereof. Through and including the Termination Date (as defined in Section 2 hereof), the Shares shall vest in the Participant in such amounts and on such dates as are set out in Attachment A (the “Vesting Schedule”). Notwithstanding the Vesting Schedule, one hundred (100%) percent of the Shares shall vest in the event of a Change of Control of the Company. A Change of Control of the Company shall be deemed to have occurred if the Company is a party to any merger, consolidation or sale of assets, or there is a tender offer for the Company’s common stock, or a contested election of the Company’s directors, and as a result of any such event, either (i) the directors of the Company in office immediately before such event cease to constitute a majority of the Board of Directors of the Company, or of the company succeeding to the Company’s business, or (ii) any company, person or entity (including one or more persons and/or entities acting in concert as a group) other than an affiliate of the Company gains “control” (ownership of more than fifty (50%) percent of the outstanding voting stock of the Company) over the Company. The concept of “control” shall be deemed to mean the direct or indirect ownership, beneficially or of record, of voting stock of the Company.

2.                 Forfeiture of Unvested Shares.

If the Participant ceases to be employed by the Company (or any subsidiary or parent corporations as are included in the term “Company” as defined in the Plan) for any reason (including, without limitation, death, disability, termination or voluntary resignation), the Company shall automatically reacquire any of the Shares which have not vested in accordance with this Section 1 (the “Unvested Shares”) as of the effective date of such cessation (the “Termination Date”) and the Participant shall forfeit such Unvested Shares unconditionally and shall have no further right or interest in such Shares unless the Company agrees in writing to waive its reacquisition right as to some or all of the Unvested Shares.

3.                 Custody of Stock Certificates.

a.                 Concurrently with the execution hereof, the Participant shall deliver to the Treasurer of the Company, as custodian (the “Custodian”), all stock certificates representing the Shares issued to the Participant together with a stock transfer power or powers transferring said Shares, duly executed in blank by the Participant. The certificates and powers of a Participant so delivered to the Custodian shall be held by the Custodian for the benefit and in favor of such Participant, subject to the provisions of this Section 3. Notwithstanding the escrow, the Participant shall retain the right to vote and enjoy all other rights and incidents of ownership of the Shares represented by said certificates and powers except as may be restricted hereunder. The Custodian shall issue a receipt to the Participant evidencing the delivery of the stock certificates and transfer powers.

b.                The Custodian shall arrange to keep any stock certificates and stock transfer powers delivered to him or her under this Section 3 in a secure place and shall keep true and accurate records of all such certificates and powers. The Company shall indemnify and hold harmless the Custodian against any and all costs or expenses (including attorneys’ fees expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement. Any person succeeding to the office of Treasurer shall succeed to and assume the rights and obligations of Custodian hereunder.

c.                 Following the close of each calendar quarter, upon the written request of the Participant, the Custodian shall deliver to the Participant stock certificates and stock transfer powers representing such number of Shares as became vested in the Participant and ceased to be Unvested Shares hereunder during such calendar quarter. After all of the Shares have vested, the Custodian shall deliver to the Participant any stock certificates and stock transfer powers executed by the Participant representing Shares remaining in the possession of the Custodian. The Participant hereby authorizes the Custodian to deliver to the Company any and all Shares that are forfeited under the provisions of this Agreement.

4.                 Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by gift, sale, operation of law or otherwise (collectively “transfer”), any Unvested Shares or any interest therein.

5.                 Restrictions and Restrictive Legends.

The Participant hereby acknowledges and agrees that the Shares are subject to all restrictions on transfer imposed by this Agreement between the Participant and the Company, by Section 9(a) of the Plan, and applicable state and federal securities laws, and that all certificates representing Shares shall have affixed thereto a legend in substantially the following form:

The shares of stock represented by this certificate are subject to restrictions on transfer set forth in that certain 2000 Stock Incentive Plan and a Restricted Stock Award Agreement, copies of which are available for inspection without charge at the office of the Treasurer of the Company.

6.                 Effect of Prohibited Transfer.

The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the restrictions imposed by this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

7.                 Adjustments for Stock Splits, Stock Dividends, Etc.

If from time to time there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Participant is entitled by reason of Participant’s ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares.

8.                 Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

9.                 Withholding Taxes.

a.                 The Participant acknowledges and agrees that in the case of the issuance of Restricted Stock that is “substantially vested” (within the meaning of Treasury Regulations Section 1.83-3(b)), the Committee may require the Participant to remit to the Company an amount sufficient to satisfy any federal, foreign, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of Shares having a fair market value on the date of delivery sufficient to satisfy such obligations prior to the issuance of any Shares pursuant to the grant of Restricted Stock).

b.                The Participant acknowledges and agrees that in the case of Restricted Stock that is not “substantially vested” upon issuance, if the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, foreign, state or local tax with respect to such Shares, the Committee may require the Participant to remit to the Company an amount sufficient to satisfy any such potential liability (or make other arrangements satisfactory to the Company with respect to such taxes, including withholding from regular cash compensation providing other security to the Company, or remitting or foregoing the receipt of Shares having a fair market value on the date of delivery sufficient to satisfy such obligations) at the time such Shares of Restricted Stock are delivered to the Participant, at the time the Participant makes an election under 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to such Shares, or at the time such Shares become “substantially vested,” and/or to agree to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security. The Participant acknowledges that the Shares of Restricted Stock are subject to the forfeiture obligation under Section 2 of this Agreement and such forfeiture obligation may be treated as a substantial risk of forfeiture within the meaning of Section 83 of the Code, and that, in the absence of an election under Section 83(b) of the Code, such treatment could delay the determination of the tax consequences of such purchase for both the Company and the Participant (possibly to the Participant’s detriment). If the Participant files a timely election under Section 83(b) of the Code, the Participant shall provide the Company with an original copy of such timely filed election and a certified mail or overnight courier receipt of such filing within 10 days of the time the election is filed.

10.          Waiver; Termination.

Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Company. This Agreement may be terminated as provided in the Plan.

11.          Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

12.          Notice.

All notices required or permitted hereunder shall be in writing and deemed effectively given (i) upon personal delivery (ii) one (1) day after delivery to an overnight courier service which provides for a receipt upon delivery, or (iii) three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed, if to the Company, to Clean Harbors, Inc., 1501 Washington Street, P.O. Box 859048, Braintree, Massachusetts 02185-9048, Attention Treasurer; if to the Custodian, to the Company’s aforesaid address, attention Treasurer; and if to the Participant, to the address shown beneath his or her respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13.          Pronouns.

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

14.          Entire Agreement.

This Agreement, together with the Plan, constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

15.          Amendment.

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

16.          Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Clean Harbors, Inc.

By:
	Name: Alan S. McKim	Date
Title: President and CEO

ACCEPTED:

(Signature of Participant)

(Printed Name of Participant)

(Residence Street Address)

(City) (State) (Zip Code)

Attachment A

Vesting Schedule

Shares on 2006
Shares on 2007
Shares on 2008
Shares on 2009
Shares on 2010

Clean Harbors, Inc.		Participant
By:		By:
Name:	Alan S. McKim	Name:
Title:	President and CEO